UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 18, 2007
WINTRUST FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Illinois (State or other jurisdiction of Incorporation)	0-21923 (Commission File Number)	36-3873352 (I.R.S. Employer Identification No.)

727 North Bank Lane Lake Forest, Illinois (Address of principal executive offices)		60045 (Zip Code)
Registrant’s telephone number, including area code (847) 615-4096
Not Applicable
(Former name or former address, if changed since last year)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)
On April 18, 2007, J. Christopher Reyes notified the Board of Directors of Wintrust Financial Corporation (the “Company”) that he would not stand for re-election to the Board of Directors at the Company’s 2007 Annual Meeting of Shareholders to be held on May 24, 2007 (the “Annual Meeting”) and that he would be resigning as a member of the Board of Directors, effective as of the Annual Meeting. Mr. Reyes’ decision is not as a result of any disagreement with the Company or its management.
In connection with Mr. Reyes’ decision, the Board of Directors approved new committee assignments for the remaining directors, effective as of the Annual Meeting, which assignments will be provided in the Company’s proxy statement for the Annual Meeting.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
(a)
On April 18, 2007, the Company’s Board of Directors approved an amendment to Section 3.2 of the Company’s Amended and Restated By-laws, as amended, reducing the number of directors to thirteen (13) from fourteen (14), effective as of the Annual Meeting. The Company’s Amended and Restated By-laws, as amended, are attached as Exhibit 3.1 to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits

Exhibit No.	Description

3.1	Amended and Restated By-laws of Wintrust Financial Corporation, as Amended.

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINTRUST FINANCIAL CORPORATION (Registrant)
By:	/s/ David L. Stoehr
David L. Stoehr
Executive Vice President and Chief Financial Officer

Date: April 18, 2007

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated By-laws of Wintrust Financial Corporation, as Amended.